Exhibit 99.1

Alere Shareholders Approve Merger with Abbott

WALTHAM, Mass., October 21, 2016 – Alere Inc. (NYSE: ALR) (the “Company”), a global leader in rapid diagnostic tests, today announced that its shareholders have voted to approve previously announced merger with Abbott.  In a final count of the voting results, over 98% of votes cast at a special meeting voted in favor of the merger, representing 77% of all outstanding Alere shares as of the August 26, 2016 record date.  The final vote results will be filed on a Form 8-K with the Securities and Exchange Commission.

“The overwhelming support we received from our shareholders today is recognition of the significant value that the combination of Alere and Abbott unlocks for our global customers, employees and shareholders,” said Namal Nawana, President and CEO of Alere.

Upon closing of the merger, Alere shareholders will receive $56 per common share in cash, and Alere will become a subsidiary of Abbott. The transaction remains subject to the satisfaction of customary closing conditions, including applicable regulatory approvals.

About Alere
Alere believes that when diagnosing and monitoring health conditions, Knowing now matters™. Alere delivers reliable and actionable information by providing rapid diagnostic tests, enhancing clinical and economic healthcare outcomes globally. Headquartered in Waltham, Mass., Alere focuses on rapid diagnostics for cardiometabolic disease, infectious disease and toxicology. For more information on Alere, please visit www.alere.com.

Cautionary Statement Regarding Forward-Looking Statements
This communication contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding the proposed merger, the expected timetable for completing, and the Company’s confidence with respect to the completion of, the proposed merger and any other statements about the future expectations, beliefs, goals, plans or prospects of the board or management of the Company. Readers can identify these statements by forward-looking words such as “may,” “could,” “should,” “would,” “intend,” “will,” “expect,” “anticipate,” “believe,” “estimate,” “continue” or similar words. A number of important factors could cause actual results of Alere and its subsidiaries to differ materially from those indicated by such forward-looking statements. These factors include, but are not limited to, (i) the risk that the proposed merger with Abbott may not be completed in a timely manner or at all; (ii) the possibility that competing offers or acquisition proposals for Alere will be made; (iii) the possibility that any or all of the various conditions to the consummation of the merger may not be satisfied or waived, including the failure to receive any required regulatory approvals from any applicable governmental entities (or any conditions, limitations or restrictions placed on such approvals); (iv) the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement, including in circumstances which would require Alere to pay a termination fee or other expenses; (v) the effect of the announcement or pendency of the transactions contemplated by the merger agreement on Alere’s ability to retain and hire key personnel, its ability to maintain relationships with its customers, suppliers and others with whom it does business, or its operating results and business generally; (vi) risks related to diverting management’s attention from Alere’s ongoing business operations; (vii) the risk that stockholder litigation in connection with the transactions contemplated by the merger agreement may result in significant costs of defense, indemnification and liability; and (viii) the risk factors detailed in Part I, Item 1A, “Risk Factors,” of our Annual Report on Form 10-K for the fiscal year ended December 31, 2015 (as filed with the Securities and Exchange Commission on August 8, 2016) and other risk factors identified herein or from time to time in our periodic filings with the SEC. Readers should carefully review these risk factors, and should not place undue reliance on our forward-looking statements.  These forward-looking statements are based on information, plans and estimates at the date of this communication. We undertake no obligation to update any forward-looking statements to reflect changes in underlying assumptions or factors, new information, future events or other changes.

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Investor Relations
Juliet Cunningham
ir@alere.com
858.805.2232